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                                                                  Exhibit 99.5

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR



Aegean Sea Inc.
4991 Corporate Drive
Huntsville, Alabama 35805

     In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named as a person about to become a director of Aegean Sea Inc. (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto.


                                                      /s/ Edwin L. Harper
                                                   ----------------------------
                                                          Edwin L. Harper


Date: May 11, 2000